Exhibit 10.4

LIV Capital Acquisition Corp.

c/o Torre Virreyes, Pedregal No. 24, Piso 6-601
Col. Molino del Rey México, CDMX, C.P. 11040

December 10, 2019

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of LIV Capital Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), LIV Capital Acquisition Sponsor, L.P. shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, at Torre Virreyes, Pedregal No. 24, Piso 6-601, Col. Molino del Rey México, CDMX, C.P. 11040. In exchange therefore, the Company shall pay LIV Capital Acquisition Sponsor, L.P. $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

LIV Capital Acquisition Sponsor, L.P. hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and will not seek recourse against the Trust Account for any reason whatsoever.

This agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign this agreement or any rights, interests or contracted obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

Very truly yours,

LIV Capital Acquisition Corp.

By:	/s/ Alexander R. Rossi
Name: Alexander R. Rossi
Title: Chief Executive Officer and Chairman

AGREED TO AND ACCEPTED BY:

LIV Capital Acquisition Sponsor, L.P.

Acting by LIV GP Master, S.A.P.I. de C.V., its General Partner

By:	/s/ Humberto Zesati
Name: Humberto Zesati
Title: Managing Director

[Signature page to Administrative Services Agreement]